Exhibit 10.3
AMENDMENT NO. 4 TO COAL SUPPLY AGREEMENT

THIS AMENDMENT NO. 4 TO COAL SUPPLY AGREEMENT (“Amendment No. 4”), dated as of January 1, 2020 (“Effective Date”), is by and between WESTMORELAND SAN JUAN MINING LLC, a Delaware limited liability company ("WSJM") and PUBLIC SERVICE COMPANY OF NEW MEXICO, a New Mexico corporation (“Utility”). WSJM and Utility may be referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS
WHEREAS, during the 2019 AOP process, Utility submitted a burn plan as required under CSA §7.2(C) and which included a schedule to consume all of the San Juan Station coal inventory during the remaining Term of the CSA, including coal known as “Force Majeure Coal” that is stored in static storage piles at San Juan Station;

WHEREAS, the 2019 Annual Operating Plan for San Juan Station includes Utility’s planned consumption of the total San Juan Station coal inventory;

WHEREAS, a dispute has arisen over Utility’s contractual right, during the Term of the CSA, to consume the Force Majeure Coal and whether consumption of the Force Majeure Coal would financially harm WSJM;

WHEREAS, Utility has additional, non-Force Majeure Coal inventory located at the San Juan Station site, as more fully described herein, that it desires to transport and consume;

WHEREAS, the Parties have agreed on terms of settlement to resolve the dispute and wish to incorporate such terms into the CSA and make other related revisions to the CSA as set forth in this Amendment No. 4.
AGREEMENT
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.Amendments: Articles 1, 2 and 8 of the CSA are amended as follows:

1.1Article 1 is amended by adding the following definitions:

        1.4(a) Force Majeure Coal

“Force Majeure Coal” shall mean coal contained in the isolated coal pile, located on San Juan Station property, shown on attached Exhibit R and identified as “Force Majeure”.

         1.4(b) A-B Stackout Coal

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“A-B Stackout Coal” shall mean the coal contained under and around the A-B Coal Stackout structures as shown in Exhibit R and identified as “A” and “B,” respectively.”

1.2Section 1.9 is amended by adding the following sentences to the end of Section 1.9:

“Utility shall make Force Majeure Coal and A-B Stackout Coal available to WSJM as a direct physical substitute for a like amount of Preexisting Stockpile Coal. The Force Majeure Coal and A-B Stackout Coal shall be treated as Preexisting Stockpile Coal for purposes of billing.”

1.3Section 1.21 is deleted in its entirety and replaced with the following:

“Section 1.21 Tier 1 Price
The Tier 1 Price shall be $35.30 per ton as adjusted by the Quarterly Price Adjustment. Effective January 1, 2020, the Tier 1 Price shall be $35.30 per ton as adjusted by the Quarterly Price Adjustment, then reduced by $0.75/ton. The $0.75/ton reduction shall be subjected to a one-time true up at the end of the Term. The $0.75/ton reduction shall be increased or decreased based on the number of Force Majeure and A-B Stackout Coal tons delivered above or below 496,427 tons, respectively.”

1.4Section 1.29 is amended by adding the following definition:

“(DDD) “End of Term True-Up”, defined in Section 8.7(C)”

1.5Section 2.1 is hereby amended by deleting “and” from the end of Section 2.1(I), deleting the period and adding “, and” to the end of Section 2.1(J), and adding the following new paragraph (K):
“(K) To economically and efficiently integrate the Force Majeure Coal and A-B Stackout Coal into WSJM’s coal delivery system by blending and/or evenly distributing it with Processed Coal and delivering it to the Delivery Points.”
1.6Section 2.2 is hereby amended by deleting “and” at the end of subsection (A), renumbering current subsection (B) to (C) and inserting the following as subsection (B):

“(B) To provide WSJM an estimated 550,000 tons of Force Majeure Coal and A-B Stackout Coal as a substitute for a like amount of Preexisting Stockpile Coal on a schedule to be determined by the Parties; and”

1.7Section 8.1 is amended by adding the following sentence at the end of Section 8.1(C):
“For clarity, any coal that SJCC re-delivers to San Juan Station and that belongs exclusively to Tucson Electric Power Company is excluded from the calculations in this Section 8.1(C).”
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1.8Section 8.7 is amended as follows:

        A. Section 8.7(A) is amended by adding the following sentence after the first sentence in the second paragraph:

        “The Monthly Report shall include a breakdown of the number of Force Majeure Coal Tons and A-B Stackout Tons delivered; the number of tons of redelivered coal delivered belonging exclusively to Tucson Electric Power in addition to Processed Coal delivered.”

        B. Section 8.7 is amended by inserting the following as new Subsection 8.7(C) and renumbering the remaining sections:

        “(C) End of Term True-Up

        At the end of the Term, the $0.75/ton reduction in the Tier 1 Price that became effective on January 1, 2020 shall be adjusted proportionately by the actual number of Force Majeure and A-B Stackout Coal tons provided by the Utility and a one-time true up payment calculated and paid. The End of Term True-Up shall be paid by WSJM to the Utility in the event the Utility supplies more than 496,427 combined tons of Force Majeure and A-B Stackout Coal, and the End of Term True-Up shall be paid by Utility to WSJM in the event the Utility provides less than 496,427 of Force Majeure and A-B Stackout Coal to WSJM. An example follows:

Actual Force Majeure and A-B Stackout Coal tons provided 496,427 $0.75 = adjusted inventory price” (rounded to two decimal places)

Adjusted inventory price - $0.75 = Tier 1 price adjustment

An example of calculating the End of Term True-Up is as follows:

Total Force Majeure and A-B Stackout Coal delivered = 550,000 tons

Adjusted inventory price = 550,000496,427 $0.75 = $.83

Thus, the end of contract adjustment would be as follows:

Tier 1 price adjustment = $0.83 - $0.75 = $.08

End of Term True Up = $0.08 4.9M Tier 1 Tons = $392,000.00”

1.9Exhibit R, SJGS Coal Stockpiles, shall be added to the CSA in the form of Attachment A to this Amendment No. 4.
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1.10The list of Exhibits and Attachments to the CSA is amended by adding the following:

         “Exhibit R SJGS Coal Stockpiles”

2. Other Terms and Conditions.
2.1 Defined Terms. All capitalized terms used in this Amendment No. 4 and not otherwise defined or modified herein shall have the meanings set forth in the CSA.

2.2 Full Force and Effect. Except as expressly amended by this Amendment No. 4, all other terms of the CSA and its amendments remain in full force and effect.

2.3 Counterparts. This Amendment No. 4 may be executed in one or more counterparts, including by facsimile or electronic signature, but each such counterpart shall be deemed an original and all such counterparts shall be deemed one and the same instrument.

2.4 Entire Amendment; Successors and Assigns. This Amendment No. 4 contains the entire understanding of the Parties and supersedes all prior agreements and understandings between the Parties relating to the subject matter herein. This Amendment No. 4 shall be binding upon and inure to the benefit of the Parties’ respective successors and permitted assigns.

[Signatures are on following pages]

Page 4   Amendment 4 to Coal Sales Agreement

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 4 as of the Effective Date.

PUBLIC SERVICE COMPANY OF NEW MEXICO By: /s/ Thomas Fallgren Name: Thomas Fallgren Title: VP PNM Generation	WESTMORELAND SAN JUAN MINING By: /s/ Jeremy D. Cottrell Name: Jeremy D. Cottrell Title: Secretary

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Attachment A to CSA Amendment No. 4
Exhibit R to be added to the CSA

Exhibit R
SJGS Coal Stockpiles
Force
Majeure
C
D
A
B
North
TEP